TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN

STOCK OPTION AGREEMENT
(NON-U.S. OPTIONEES)
Unless otherwise defined herein, the capitalized terms used in this Stock Option Agreement (Non-U.S. Optionees) shall have the same defined meanings as set forth in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”).
I.NOTICE OF STOCK OPTION GRANT
Name (Optionee): ____________________________

You have been granted a Nonstatutory Stock Option to purchase shares of the Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement (Non-U.S. Optionees), including any special terms and conditions for the Optionee’s country in the appendix attached hereto (the “Appendix,” together with this Stock Option Agreement (Non-U.S. Optionees), the “Option Agreement”), as follows:
Grant Number
Date of Grant
Vesting Commencement Date
Exercise Price per Share    US$
Total Number of Shares Granted
Total Exercise Price    US$
Term/Expiration Date:
Vesting Schedule:
This Option shall be exercisable, in whole or in part, in accordance with the following schedule:
40% of the Shares subject to this Option shall vest two years after the Vesting Commencement Date, and 1/60th of the Shares subject to this Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date, such that 100% of the Shares subject to this Option shall vest five (5) years from the Vesting Commencement Date, subject to the Optionee continuing to be a Service Provider on such dates, as further described in Part II, Paragraph H.12 below. Anything in the foregoing to the contrary notwithstanding, in the event that the Optionee ceases to be a Service Provider as a result of the Optionee’s death, this Option shall automatically vest and become immediately exercisable with respect to the number of Shares that would have vested had the Optionee continued as a Service Provider for an additional twenty-four (24) month period following the Optionee’s death.
Termination Period:
The vested portion of this Option may be exercised for three (3) months after the Optionee ceases to be a Service Provider. The period during which Optionee is considered to be a Service Provider will not be extended by any notice of termination or similar period; instead, the termination date will be considered the last day of active service as set forth in Part II, Paragraph H.12 below for the purposes of this Option and the Optionee's participation in the Plan. Upon the death or Disability of the Optionee, this Option may be exercised for twelve (12) months after the Optionee ceases to be a Service Provider. In no event shall any portion of this Option be exercised later than the Term/Expiration Date as provided above.
II.OPTION AGREEMENT
A.Grant of Option.
The Administrator hereby grants to the person named in the Notice of Stock Option Grant (the “Notice of Grant”) attached as Part I of this Option Agreement (the “Optionee”) a Nonstatutory Stock Option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the Exercise Price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference, and this Option Agreement. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.
B.Exercise of Option.
1.Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.
1.Method of Exercise. This Option is exercisable by (i) electronic exercise in accordance with an approved automated exercise program or (ii) delivery of an exercise notice, in the form designated by the Company from time to time (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the Exercise Price and the Tax-Related Items (as defined in Paragraph F below).
No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.

C.Method of Payment.
Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee and to the extent permitted under Applicable Laws:
1.    cash (in U.S. dollars); or
2.    check (denominated in U.S. dollars); or
3.    consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.
D.Non-Transferability of Option.
This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement, including the Appendix, shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
E.Term of Option.
This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.
F.Tax Obligations.
The Optionee acknowledges that, regardless of any action taken by the Company or the Optionee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to him or her (“Tax-Related Items”) is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, without limitation, the grant, vesting or exercise of this Option, the issuance of Shares upon exercise of this Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
1.withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; or
2.withholding from proceeds of the sale of Exercised Shares acquired upon exercise, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent); or
3.withholding in Exercised Shares to be issued upon exercise of this Option.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Optionee will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Optionee is deemed, for tax purposes, to have been issued the full number of Exercised Shares, notwithstanding that some Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, the Optionee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan, which amount cannot be satisfied by the means previously described. The Company may refuse to issue or deliver Shares or the proceeds of the sale of Shares if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.
G.NO GUARANTEE OF CONTINUED SERVICE.
THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS SUBJECT TO THE OPTIONEE CONTINUING AS A SERVICE PROVIDER.  THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE'S RIGHT OR THE EMPLOYER’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME.
H.Nature of Option Grant.
In accepting this Option, the Optionee acknowledges, understands and agrees that:
1.the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

2.the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future stock options, or benefits in lieu of stock options, even if stock options have been granted in the past;
3.all decisions with respect to future stock option or other grants, if any, will be at the sole discretion of the Company;
4.this Option grant and the Optionee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary or Affiliate, and shall not interfere with the ability of the Company, the Employer or any Subsidiary or Affiliate, as applicable, to terminate the Optionee’s Service Provider relationship at any time;
5.the Optionee’s participation in the Plan is voluntary;
6.this Option and the Optioned Stock are not intended to replace any pension rights or compensation;
7.this Option and the Optioned Stock, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
8.the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with any certainty;
9.if the Optioned Stock does not increase in value, this Option will have no value;
10.if the Optionee exercises this Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease, even below the Exercise Price;
11.no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from termination of the Optionee's relationship as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is engaged as a Service Provider or the terms of the Optionee's employment or service agreement, if any) and, in consideration of the grant of this Option to which the Optionee is not otherwise entitled, the Optionee irrevocably agrees never to institute any claim against the Company, the Employer or any Subsidiary or Affiliate, waives his or her ability, if any, to bring any such claim, and releases the Company, the Employer, and any Subsidiary or Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;
12.for purposes of this Option, the Optionee's relationship as a Service Provider will be considered terminated as of the date the Optionee is no longer actively providing services to the Company or one of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is engaged as a Service Provider or the terms of the Optionee’s employment or service agreement, if any); unless otherwise expressly provided in this Option Agreement or determined by the Company, (i) the Optionee’s right to vest in this Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the period during which the Optionee is considered a Service Provider would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Optionee is engaged as a Service Provider or the terms of the Optionee’s employment or service agreement, if any); and (ii) the period (if any) during which the Optionee may exercise this Option after the Optionee ceases to be a Service Provider will commence on the date the Optionee ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where the Optionee is engaged as a Service Provider or the terms of the Optionee’s employment or service agreement, if any; the Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of this Option (including whether the Optionee may still be considered to be actively providing services while on a leave of absence);
13.unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
14.neither the Company, the Employer nor any Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of this Option or of any amounts due to the Optionee pursuant to the exercise of this Option or the subsequent sale of any Shares acquired upon exercise.
I.No Advice Regarding Grant.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
J.Data Privacy.
The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Option Agreement and any other Option materials (“Data”) by and among, as applicable, the Employer, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
The Optionee understands that the Company and the Employer may hold certain personal information about him or her, including, without limitation, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all stock options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Optionee understands that Data will be transferred to the Company’s designated broker/third party administrator for the Plan, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. The Optionee authorizes the Company, the Company’s broker and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Optionee’s consent is that the Company would not be able to grant the Optionee options or other equity awards or administer or maintain such awards. Therefore, the Optionee understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.
K.Language.
If the Optionee has received this Option Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.
L.Electronic Delivery and Participation.
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

M.Severability.
The provisions of this Option Agreement (which includes the Appendix) are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
N.Appendix.
This Option shall be subject to any special terms and conditions for the Optionee’s country set forth in the Appendix. Moreover, if the Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Option Agreement.
O.Imposition of Other Requirements.
The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
P.Entire Agreement; Governing Law; Venue.
The Plan is incorporated herein by reference. The Plan and this Option Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This Option and this Option Agreement are governed by the internal substantive laws, but not the choice of law rules, of the State of California, U.S.A.
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option or this Option Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the State of California, U.S.A. and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, U.S.A., or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
Q.Securities Law Compliance.
Notwithstanding anything to the contrary contained herein, no Shares will be issued to the Optionee upon the exercise of this Option unless the Shares subject to the Option are then registered under the Securities Act of 1933, as amended (the “Securities Act’), or, if such Shares are not so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. By accepting this Option, the Optionee agrees not to sell any of the Shares received under this Option at a time when Applicable Laws or Company policies prohibit a sale.
R.Code Section 409A.
The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan, this Option Agreement or the Notice of Grant or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to ensure that this Option qualifies for exemption from, or complies with the requirements of, Section 409A of the Code; provided, however, that the Company makes no representation that the Option will be exempt from, or will comply with, Section 409A of the Code, and makes no undertakings to preclude Section 409A of the Code from applying to the Option or to ensure that it complies with Section 409A of the Code.
S.Waiver.
The Optionee acknowledges that a waiver by the Company of breach of any provision of this Option Agreement shall not operate or be construed as a waiver of any other provision of this Option Agreement or of any subsequent breach by Optionee or any other optionee.

BY THE OPTIONEE’S SIGNATURE AND THE SIGNATURE OF THE COMPANY’S REPRESENTATIVE BELOW OR BY THE OPTIONEE’S ACCEPTANCE OF THIS OPTION THROUGH THE COMPANY’S ONLINE ACCEPTANCE PROCEDURES, THE OPTIONEE AND THE COMPANY AGREE THAT THIS OPTION IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS OPTION AGREEMENT, INCLUDING THE APPENDIX. THE OPTIONEE HAS REVIEWED THE PLAN AND THIS OPTION AGREEMENT, INCLUDING THE APPENDIX, IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS OPTION AGREEMENT AND FULLY UNDERSTANDS ALL PROVISIONS OF THE PLAN AND OPTION AGREEMENT, INCLUDING THE APPENDIX. THE OPTIONEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS RELATING TO THE PLAN AND OPTION AGREEMENT, INCLUDING THE APPENDIX. THE OPTIONEE FURTHER AGREES TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE OPTIONEE’S RESIDENCE ADDRESS INDICATED BELOW.
OPTIONEE:                    TRIMBLE NAVIGATION LIMITED

________________________________    ___________________________________
Signature                    By

Steven W. Berglund
Print Name                    Print Name

                        President & CEO
Residence Address                 Title

APPENDIX TO
TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN
STOCK OPTION AGREEMENT
(NON-U.S. OPTIONEES)

TERMS AND CONDITIONS

This Appendix, which is part of the Option Agreement, includes additional or different terms and conditions that govern this Option and that will apply to the Optionee if he or she is in one of the countries listed below. Unless otherwise defined herein, capitalized terms set forth in this Appendix shall have the meanings ascribed to them in the Plan or the Option Agreement, as applicable.

If the Optionee is a citizen or resident of a country other than the one in which the Optionee is currently working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to the Optionee under these circumstances.

NOTIFICATIONS

This Appendix also includes information regarding securities, exchange control and certain other issues of which the Optionee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of November 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because such information may be outdated when he or she exercise this Option and/or sells any Shares acquired at exercise.

In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation. As a result, the Company is not in a position to assure the Optionee of any particular result. The Optionee therefore is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her particular situation.

Finally, if the Optionee is a citizen or resident of a country other than that in which the Optionee currently is working, is considered a resident of another country for local law purposes or transfers employment and/or residency to a different country after the Date of Grant, the information contained herein may not apply in the same manner to him or her.

AUSTRALIA

TERMS AND CONDITIONS

Australian Addendum. The Optionee understands and agrees that his or her right to participate in the Plan and any Option granted under the Plan are subject to an Australian Addendum to the Plan. This Option is subject to the terms and conditions stated in the Australian Addendum, the Offer Document, the Plan and the Option Agreement.

Right to Exercise. Notwithstanding Paragraph B.1 of the Option Agreement and consistent with Section 7(e) of the Plan, the Optionee may not exercise any portion of this Option unless and until the Fair Market Value (as defined in Section 2(u) of the Plan) per Share underlying this Option on the date of exercise equals or exceeds the Exercise Price per Share pursuant to the procedures established by the Company to determine the length of time that the Fair Market Value must trade at or above the Exercise Price per Share to meet this requirement.

This restriction on exercise also applies if the Optionee transfers to Australia from another jurisdiction and becomes subject to taxation in Australia before the Option is fully vested.

Term of Option. The Option will terminate no later than the seventh (7th) anniversary of the Date of Grant, notwithstanding any longer period that may be set forth under the "Term/Expiration Date" section of the Notice of Grant.
NOTIFICATIONS

Securities Law Information.  If the Optionee acquires Shares under the Plan and offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law, and the Optionee should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

AUSTRIA

NOTIFICATIONS

Consumer Protection Information. The Optionee may be entitled to revoke acceptance of the Option Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Option Agreement and the Plan:

(i)	The revocation must be made within one (1) week after acceptance of the Option Agreement.

(ii)
The revocation must be in written form to be valid. It is sufficient if the Optionee returns the Option Agreement to the Company or the Company’s representative with language which can be understood as a refusal to conclude or honor the Option Agreement, provided the revocation is sent within the period discussed above.

Exchange Control Information. If the Optionee holds Shares acquired under the Plan outside of Austria, the Optionee may be required to submit a report to the Austrian National Bank, depending on the value of the Shares. Upon sale of the Shares acquired under the Plan, the Optionee may be required to fulfill certain exchange control obligations if the cash proceeds are held outside of Austria and depending on the transaction volume of all accounts abroad. The Optionee should consult his or her personal advisor before exercising the Option and acquiring or selling Shares and before opening any foreign accounts in connection with the Plan to ensure compliance with current regulations. The Optionee is solely responsible for complying with applicable Austrian exchange control laws.

BELGIUM

TERMS AND CONDITIONS

Tax Considerations. This Option must be accepted in writing either (a) within 60 days of the offer (for tax at offer), or (b) more than 60 days after the offer (for tax at exercise). The Optionee will receive a separate offer letter, acceptance form and undertaking form in addition to the Option Agreement. The Optionee should refer to the offer letter for a more detailed description of the tax consequences of choosing to accept this Option. The Optionee should consult his or her personal tax advisor with respect to completion of the additional forms.

NOTIFICATIONS

Tax Reporting Information. The Optionee is required to report any taxable income attributable to this Option on his or her annual tax return. The Optionee also is required to report any security or bank accounts opened and maintained outside of Belgium on his or her annual tax return.

CANADA

TERMS AND CONDITIONS

Termination Period. The following provision replaces the first sentence of the “Termination Period” provision in the Notice of Grant:

This Option may be exercised for three (3) months after the date that is the earlier of (i) the date on which the Optionee receives notice of termination of his or her status as a Service Provider; or (ii) the date on which the Optionee ceases to be a Service Provider as set forth in Paragraph H.12 of the Option Agreement.

The following provisions apply if the Optionee is in Quebec:

Consent to Receive Information in English. The parties acknowledge that it is their express wish that this Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention [“Option Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. The following provision supplements Paragraph J of the Option Agreement:

The Optionee hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. The Optionee further authorizes the Company, the Employer, any Subsidiary or Affiliate and the Company’s designated broker/third party administrator for the Plan (or such other stock plan service provider that may be selected by the Company to assist with the implementation, administration and management of the Plan) to disclose and discuss such information with their advisors. The Optionee also authorizes the Company, the Employer and/or any Subsidiary or Affiliate to record such information and to keep such information in the Optionee’s employment file.

NOTIFICATIONS

Securities Law Information. The Optionee is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market.

CHILE

NOTIFICATIONS

Exchange Control and Tax Reporting Information. The Optionee must comply with the exchange control and tax reporting requirements in Chile in connection with the acquisition and sale of Shares acquired pursuant to the Plan.

If the Optionee pays the Exercise Price in cash or check and remits funds in excess of US$10,000 out of Chile, the remittance must be made through the Formal Exchange Market (“FEM,” i.e., a commercial bank or registered foreign exchange office).

If the Optionee pays the Exercise Price under a cashless exercise program implemented by the Company in connection with the Plan, and the aggregate value of the Exercise Price exceeds US$10,000, a report must be filed with the Central Bank within 10 days of the exercise date.

If the Optionee repatriates to Chile sale proceeds from Shares that were purchased by funds that were required to be transferred out of Chile through the FEM or if the amount of sale proceeds repatriated to Chile exceeds US$10,000, he or she must use the FEM for transferring the proceeds into Chile.

If the Optionee’s aggregate investments held outside of Chile exceed US$5,000,000 (including the investments made under the Plan), the Optionee must report the status of such investments annually to the Central Bank, using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.

If the Optionee holds Shares acquired under the Plan, the Optionee must report the details of these investments on annual basis to the Chilean Internal Revenue Service (“CIRS”) by filing Tax Form 1851, “Annual Sworn Statement Regarding Investments Held Abroad.” Furthermore, if the Optionee wishes to receive credit against his or her Chilean income taxes for taxes paid abroad, the Optionee must report the payment of taxes abroad to the CIRS by filing Tax Form 1853, “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad.” These statements must be submitted electronically through the CIRS website (www.sii.cl) before March 15 of each year.

Securities Law Information. Neither the Option nor the Shares will be registered under the Chilean Registry of Securities held by the Chilean Superintendence of Securities (“CSS”) nor are they under the control or supervision of the CSS.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information. The Optionee may be required to file a report with the Czech National Bank in connection with this Option and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, the Optionee should consult his or her personal advisor before exercising this Option and before opening any foreign accounts in connection with the Plan to ensure compliance with current regulations. The Optionee is solely responsible for complying with applicable Czech exchange control laws.

FINLAND

There are no country-specific terms and conditions.

FRANCE

TERMS AND CONDITIONS

Option Not Tax-Qualified. The Optionee understands that this Option is not intended to be French tax-qualified.

Consent to Receive Information in English. By accepting this Option, the Optionee confirms that he or she has read and understood the documents relating to the Option (the Option Agreement and the Plan), which were provided in the English language. The Optionee accepts the terms of these documents accordingly.

En acceptant cette Option, le Bénéficiaire d'Options confirme qu'il ou qu'elle a lu et compris les documents afférents à l'Option (le Contrat d'Options et le Plan), qui sont produits en langue anglaise. Le Bénéficiaire d'Options accepte les dispositions de ces documents en connaissance de cause.

NOTIFICATIONS

Exchange Control Information. If the Optionee holds Shares outside of France or maintains a foreign bank account, he or she is required to report the maintenance of such to the French tax authorities when filing his or her annual tax return.

GERMANY

NOTIFICATIONS

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. The Optionee is responsible for obtaining the appropriate form from the German bank the Optionee used to carry out the transfer and complying with applicable reporting requirements.

HUNGARY

There are no country-specific terms and conditions.

INDIA

TERMS AND CONDITIONS

Method of Payment.  This provision supplements Paragraph C of the Option Agreement:

The Optionee understands and agrees that, if he or she elects to pay the Exercise Price by means of a cashless exercise program implemented by the Company in connection with the Plan, he or she will not be permitted to engage in a “cashless sell-to-cover” exercise whereby only a portion of Exercised Shares are sold at exercise to cover the Exercise Price, Tax-Related Items and brokerage fees.

NOTIFICATIONS

Exchange Control Information. Please note that proceeds from the sale of Shares must be repatriated to India within ninety (90) days of receipt. The Optionee should obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Optionee deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Assets Reporting Information. The Optionee is required to declare foreign bank accounts and any foreign financial assets (including Shares held outside India) in his or her annual tax return.  It is the Optionee’s responsibility to comply with this reporting obligation and the Optionee should consult with his or her personal tax advisor in this regard.

IRELAND

NOTIFICATIONS

Director Notification Information. If Optionee is a director, shadow director or secretary of an Irish Subsidiary or Affiliate of the Company, pursuant to Section 53 of the Irish Company Act 1990, he or she must notify the Irish Subsidiary or Affiliate of the Company in writing within five (5) business days of receiving or disposing of an interest in the Company (e.g., an Option, Shares, etc.), or within five (5) business days of becoming aware of the event giving rise to the notification requirement, or within five (5) business days of becoming a director, shadow director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or minor children, whose interests will be attributed to the director, shadow director or secretary.

ITALY

TERMS AND CONDITIONS

Method of Payment. This provision supplements Paragraph C of the Option Agreement:

Due to financial regulations in Italy, the Optionee must use a cashless exercise program implemented by the Company in connection with the Plan whereby the Optionee makes an irrevocable election to exercise this Option as to all the Optioned Stock by instructing the Company’s broker to sell all the Exercised Shares and to remit the proceeds, less the Exercise Price, any Tax-Related Items and brokerage fees to the Optionee in cash (a “Cashless Sell-All Exercise”). The Company reserves the right to permit the Optionee to pay the Exercise Price by means other than the Cashless Sell-All Exercise depending on developments in local laws.

Data Privacy. The following provision replaces Paragraph J of the Option Agreement:

The Optionee understands that the Employer, the Company and any Subsidiary or Affiliate may hold certain personal information about him or her, including, without limitation, the Optionee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary or Affiliate, details of all stock options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, managing and administering the Plan and in compliance with Applicable Laws and regulations.

The Optionee also understands that providing the Company with Data is mandatory for compliance with Applicable Laws and necessary for the performance of the Plan and that his or her refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Optionee’s ability to participate in the Plan. The Controller of personal data processing is Trimble Navigation Limited, with registered offices at 935 Stewart Drive, Sunnyvale, California 94085, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy for privacy purposes is Trimble Italia SrL, Centro Torri Bianche, Palazzo Larice, 3, 20059 Vimercate (MI), Italy.

The Optionee understands that Data will not be publicized, but it may be accessible by the Employer and its internal and external personnel in charge of processing such Data and by the data processor (the “Processor”), if any. An updated list of Processors and other transferees of Data is available upon request from the Employer. Furthermore, Data may be transferred to the Company’s designated broker/third party administrator for the Plan as well as to other banks, financial institutions or brokers involved in the management and administration of the Plan. The Optionee understands that Data may also be transferred to the Company’s independent registered public accounting firm, Ernst & Young LLP, or such other public accounting firm that may be engaged by the Company in the future. The Optionee further understands that the Company, the Employer and/or any Subsidiary or Affiliate will transfer Data among themselves as necessary for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, and that the Company, the Employer and/or Subsidiary or Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to the Company’s designated broker/third party administrator for the Plan or other broker or other third party with whom the Optionee may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Optionee’s participation in the Plan. The Optionee understands that these recipients may be acting as Controllers, Processors or persons in charge of processing, as the case may be, in accordance with Applicable Laws and may be located in or outside of the European Economic Area, such as in the United States or elsewhere that may not provide the same level of protection as intended under Italian data privacy laws. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

The Optionee understands that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable local laws and regulations, does not require the Optionee’s consent thereto, as the processing is necessary to the performance of contractual obligations related to implementation, administration, and management of the Plan. The Optionee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, he or she has the right, without limitation, to access, delete, update, correct, or terminate, for legitimate reason, the Data-processing. The Optionee should contact the Employer in that regard. Furthermore, the Optionee is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Optionee’s local human resources representative.

Plan Document Acknowledgment.  In accepting this Option, the Optionee acknowledges that he or she has received a copy of the Plan and the Option Agreement and has reviewed the Plan and the Option Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Option Agreement, including this Appendix.

The Optionee acknowledges that he or she has read and specifically approves the following provisions of the Option Agreement: the “Termination Period” provision in Part I; Paragraph F, “Tax Obligations”; Paragraph G, “No Guarantee of Continued Service”: Paragraph H, “Nature of Option Grant”; Paragraph I, “No Advice Regarding Grant”; Paragraph K, “Language”; Paragraph O, “Appendix”; Paragraph P, “Imposition of Other Requirements”; Paragraph Q, “Entire Agreement; Governing Law; Venue”; and the “Data Privacy” provision in this Appendix.

NOTIFICATIONS

Exchange Control Information.  The Optionee is required to report in his or her annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000; and (b) any foreign investments or investments held outside of Italy exceeding €10,000, if such investment (e.g., Options, cash, Shares) may give rise to taxable income in Italy (this will include reporting any vested Option if the value of the Option (i.e., the difference between the fair market value of the Shares underlying the vested Option at the end of the year and the Exercise Price) combined with other relevant investments exceeds €10,000); and (c) the amount of transfers to and from Italy which have had an impact during the calendar year on the Optionee’s foreign investments or investments held outside of Italy. The Optionee is exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will generally comply with the reporting obligation on the Optionee’s behalf.

JAPAN

NOTIFICATIONS

Exchange Control Information.  If the Optionee acquires Shares valued at more than ¥100,000,000 in a single transaction, the Optionee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares.

In addition, if the Optionee pays more than ¥30,000,000 in a single transaction for the purchase of Shares when the Optionee exercises the Option, the Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that the Optionee pays upon a one-time transaction for exercising the Option and purchasing

Shares exceeds ¥100,000,000, the Optionee must file both a Payment Report and a Securities Acquisition Report.

Foreign Assets Reporting Information. The Optionee will be required to report details of any assets held outside of Japan as of December 31st (including any Shares acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. The Optionee should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Optionee and whether the Optionee will be required to report details of any outstanding Options, Shares or cash held by Optionee in the report.

KENYA

There are no country-specific terms and conditions.

KOREA

NOTIFICATIONS

Exchange Control Information.  To remit funds out of Korea to exercise the Option by paying the Exercise Price with cash, the Optionee must obtain a confirmation of the remittance by a foreign exchange bank in Korea. This is an automatic procedure (i.e., the bank does not need to approve the remittance and the process should not take more than a day). The Optionee likely will need to present to the bank processing the transaction supporting documentation evidencing the nature of the remittance. If the Optionee receives US$500,000 or more from the sale of Shares in a single transaction, Korean exchange control laws require the Optionee to repatriate the proceeds to Korea within 18 months of the sale.

MEXICO

TERMS AND CONDITIONS

Labor Law Policy and Acknowledgment. By participating in the Plan, the Optionee expressly recognizes that Trimble Navigation Limited, with registered offices at 935 Stewart Drive, Sunnyvale, California 94085, U.S.A., is solely responsible for the administration of the Plan and that the Optionee’s participation in the Plan and acquisition of Shares does not constitute a relationship as a Service Provider between the Optionee and the Company since the Optionee is participating in the Plan on a wholly commercial basis and the Optionee’s sole employer is Trimble Mexico S. de R.L. (“Trimble-Mexico”). Based on the foregoing, the Optionee expressly recognizes that the Plan and the benefits that the Optionee may derive from participation in the Plan do not establish any rights between the Optionee and the employer, Trimble-Mexico, and do not form part of the employment conditions and/or benefits provided by Trimble-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Optionee’s relationship as a Service Provider.

The Optionee further understands that the Optionee’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Optionee’s participation at any time without any liability to the Optionee.

Finally, the Optionee hereby declares that the Optionee does not reserve to himself or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Optionee therefore grants a full and broad release to the Company, its Subsidiaries and Affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Política de Ley  Laboral y  Reconocimiento.  Participando en el Plan,  el Receptor reconozc e  expresamente que Trimble Navigation Limited, con sus oficinas registradas en 935 Stewart Drive, Sunnyvale, California 94085, U.S.A., es el único responsable de la administración del Plan y que  su  participación en el mismo y la compra de acciones no constituye de ninguna manera una relación  de prestación de servicios entre el Receptor y  la Compañía dado que  su  participación en el Plan deriva únicamente de una relación comercial y que  su  único empleador es Trimble Mexico S. de R.L. (“Trimble-Mexico”). Derivado de lo anterior,  el Receptor expresamente  reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre  el Receptor y el empleador, Trimble-Mexico, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Trimble-Mexico, y cualquier modificación al Plan o la terminación del mismo no podrá ser interpretada como una modificación o degradación de los términos y condiciones  del Receptor como prestador de servicios.

Asimismo,  el Receptor entiende  que  su  participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o terminar  su participación en cualquier momento, sin ninguna responsabilidad hacia el Receptor.

Finalmente,  el Receptor manifiesta que no  se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia  el Receptor otorga  un amplio y total finiquito a la Compañía, sus afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

NETHERLANDS

NOTIFICATIONS

Securities Law Information.  The Optionee should be aware of Dutch insider-trading rules, which may impact the sale of Shares acquired under the Plan. In particular, the Optionee may be prohibited from effectuating certain transactions involving Shares during the period in which the Optionee has “inside information” regarding the Company.

By accepting the grant of this Option and participating in the Plan, the Optionee acknowledges having read and understood this Securities Law Information and further acknowledges that it is the Optionee’s responsibility to comply with the following Dutch insider-trading rules:

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate, which is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be a Service Provider in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain Service Providers working in the Netherlands (possibly including the Optionee) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Optionee had such inside information.

NEW ZEALAND

TERMS AND CONDITIONS

Securities Law Information. The Optionee acknowledges that he or she will receive the following documents in connection with the offer to purchase shares at exercise of this Option:

(i)	the Option Agreement, including this Appendix, which sets forth the terms and conditions of this Option;

(ii)
a copy of the Company’s most recent annual report and most recent financial reports have been made available to the Optionee to enable the Optionee to make informed decisions concerning participation in the Plan; and

(iii)
a copy of the description of the Plan (the “Description”) (i.e., the Company’s Form S-8 Plan Prospectus under the U.S. Securities Act of 1933, as amended), and the Company will provide any attachments or documents incorporated by reference into the Description upon written request. The documents incorporated by reference into the Description are updated periodically. Should the Optionee request copies of the documents incorporated by reference into the Description, the Company will provide the Optionee with the most recent documents incorporated by reference.

NORWAY

There are no country-specific terms and conditions.

POLAND

NOTIFICATIONS

Exchange Control Information. Polish residents are obligated to file quarterly reports with the National Bank of Poland incorporating information on transactions and balances regarding his or her Options and Shares if the total value (calculated individually or together with other assets/liabilities possessed abroad) exceeds PLN 7 million.

Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000).  Polish residents are required to store documents connected with foreign exchange transactions for a period of five years from the date the exchange transaction was made.

SINGAPORE

NOTIFICATIONS

Securities Law Information.   The grant of this Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Optionee should note that the Option is subject to section 257 of the SFA and that the Optionee will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to this Option in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.

The Optionee should be aware of the Singapore insider trading rules, which may impact the acquisition or disposal of Shares or rights to Shares (e.g., Options) under the Plan. Under the Singapore insider trading rules, the Optionee is prohibited from acquiring or selling Shares or rights to Shares when in possession of information which is not generally available and which the Optionee knows or should know will have a material effect on the price of Shares once such information is generally available.

Director Notification Information.  If the Optionee is a director, associate director or shadow director of a Singapore Subsidiary or Affiliate, the Optionee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary or Affiliate in writing of an interest (e.g., Options, Shares, etc.) in the Company or any Subsidiary, Affiliate or other related companies within two (2) business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when Shares acquired from exercised Options are sold), or (iii) becoming a director, associate director or shadow director if such an interest exists at the time.

SPAIN

TERMS AND CONDITIONS

Vesting Schedule. This provision supplements the “Vesting Schedule” section of the Notice of Grant:

The Optionee understands and agrees that, as a condition of the grant of the Option, upon the date that the Optionee ceases to be a Service Provider for any reason (including the reasons listed below), all Options that have not yet vested (or that do not become vested in connection as a result of the Optionee’s death) shall be forfeited.

In particular, the Optionee understands and agrees that any Options that have not yet vested (or that do not become vested in connection as a result of the Optionee’s death) as of the date that the Optionee is no longer actively providing services shall be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of the Optionee ceasing to be a Service Provider by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.

Nature of Option Grant.  This provision supplements Paragraph H of the Option Agreement:

In accepting this Option, the Optionee consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

The Optionee understands that the Company has unilaterally, gratuitously and in its own discretion decided to grant stock options under the Plan to certain Service Providers throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or a Subsidiary or Affiliate, other than as set forth in the Option Agreement. Consequently, the Optionee understands that this Option is granted on the assumption and condition that this Option and any Shares acquired upon exercise of this Option are not a part of any employment contract (either with the Company or a Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. Furthermore, the Optionee understands that he or she will not be entitled to continue vesting in this Option once his or her relationship with the Company or a Subsidiary or Affiliate as a Service Provider ceases. In addition, the Optionee understands that this Option would not be granted but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken, or should any of the conditions not be met for any reason, any grant of or right to this Option shall be null and void.

NOTIFICATIONS

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Option. Neither the Plan nor the Option Agreement (which includes this Appendix) have been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

Exchange Control Information.  The Optionee must declare the acquisition of Shares to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness.  Generally, the declaration must be made in January for Shares owned as of December 31 of the prior year on a Form D-6; however, if the value of Shares acquired or sold exceeds €1,502,530 (or if the Optionee holds 10% or more of the share capital of the Company), the declaration must be filed also within one month of the acquisition or sale, as applicable.

When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds) exceeding €50,000, the Optionee must inform the financial institution receiving the payment of the basis upon which such payment is made. The Optionee will need to provide the institution with the following information: (i) the Optionee’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

In addition, effective January 1, 2013, the Optionee will be required to declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts, depending on the amount of the transactions during the relevant year or the balances in such accounts as of December 31 of the relevant year.

Further, a pending law expected to be effective January 1, 2013 imposes a reporting requirement for assets or rights deposited or held outside of Spain if the value of such right or asset exceeds €20,000 on an individual basis. The Optionee understands that this new obligation would apply to rights and assets (including Shares acquired under the Plan or cash proceeds from the sale of Shares acquired under the Plan) held as of December 31 and requires that information on such rights and assets be included in the Optionee’s tax return filed with the Spanish tax authorities the following year.

The Optionee understands that he or she is solely responsible for complying with any exchange control or other reporting requirement that may apply to the Optionee as a result of participating in the Plan, the acquisition and/or sale of Shares, the opening and maintenance of a brokerage or bank account and/or the transfer of funds in connection with the Plan. The applicable laws are often complex and can change frequently. The Optionee understands that he or she should consult his or her legal advisor to confirm the current reporting requirements when the Optionee acquires or sells Shares and/or transfers any funds related to the Plan to Spain.

SWEDEN

There are no country-specific terms and conditions.

SWITZERLAND

TERMS AND CONDITIONS

Method of Payment. This provision supplements Paragraph C of the Option Agreement:

Due to tax considerations in Switzerland, the Optionee must use a cashless exercise program implemented by the Company in connection with the Plan whereby the Optionee makes an irrevocable election to exercise this Option as to all the Optioned Stock by instructing the Company’s broker to sell all the Exercised Shares and to remit the proceeds, less the Exercise Price, any Tax-Related Items and brokerage fees to the Optionee in cash (a “Cashless Sell-All Exercise”). The Company reserves the right to permit the Optionee to pay the Exercise Price by means other than the Cashless Sell-All Exercise depending on developments in local laws.

NOTIFICATIONS

Securities Law Information. The grant of the Option is considered a private offering in Switzerland and is therefore not subject to registration in Switzerland.

TAIWAN

NOTIFICATIONS
Exchange Control Information. The Optionee may acquire and remit foreign currency (including funds for the purchase of Shares and proceeds from the sale of Shares) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, the Optionee must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, the Optionee may also be required to provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

NOTIFICATIONS

Exchange Control Information.  Under current exchange control regulations, the Optionee may remit funds up to US$1,000,000 per year to invest in securities abroad by submitting an application to an authorized agent (i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency). Thus, if the Optionee elects to pay the Exercise Price in cash, he or she will be required to execute certain documents and submit them, together with certain documents relating to the Plan, to an authorized commercial bank.

If the Optionee exercises this Option by means of a cashless exercise program implemented by the Company in connection with the Plan, no submission to a commercial bank must be made since no funds will be remitted out of Thailand.

If the proceeds realized in a single transaction exceed US$50,000, the Optionee must (i) immediately repatriate all cash proceeds received from participation in the Plan, and (ii) report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. In addition, within 360 days of repatriation, the Optionee must convert any funds repatriated to Thailand to Thai Baht or deposit the funds in a foreign exchange account with a Thai bank.

UNITED ARAB EMIRATES

Securities Law Information. Participation in the Plan is being offered only to selected Service Providers and is in the nature of providing equity incentives to Service Providers in the United Arab Emirates. The Plan and the Option Agreement are intended for distribution only to such Service Providers and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If the Optionee does not understand the contents of the Plan and the Option Agreement, the Optionee should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Option Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

TERMS AND CONDITIONS

Tax Obligations. The following provision supplements Paragraph F of the Option Agreement:

The Optionee agrees that if he or she does not pay, or the Company or the Employer does not withhold from the Optionee, the full amount of income tax that the Optionee owes in connection with this Option within 90 days of the event giving rise to the income tax liability, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Optionee to the Company and/or the Employer, effective the Due Date. The Optionee agrees that the loan will bear interest at the then-current official HMRC rate, it will be immediately will be due and repayable by Optionee, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Paragraph F of the Option Agreement.

Notwithstanding the foregoing, if the Optionee is a director or an executive officer within the meaning of Section 13(k) of the Exchange Act, the terms of the immediately foregoing provision will not apply. In the event that the Optionee is a director or an executive officer and the income tax is not collected or paid by the Optionee by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Optionee on which additional income tax and National Insurance contributions ("NICs") may be payable. The Optionee acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit.

Joint Election. As a condition of participation in the Plan and the exercise of this Option, the Optionee agrees to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Employer in connection with this Option and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, the Optionee agrees to execute a joint election with the Company, the form of such joint election having been approved formally by Her Majesty’s Revenue and Customs (“HMRC”) (the “Joint Election”), and any other required consent or election to accomplish the transfer of Employer NICs to the Optionee. The Optionee further agrees to execute such other joint elections as may be required between the Optionee and any successor to the Company or the Employer. The Optionee further agrees that the Company or the Employer may collect the Employer NICs from the Optionee by any of the means set forth in Paragraph F of the Option Agreement.

If the Optionee does not enter into a Joint Election prior to the exercise of this Option or any other event giving rise to Tax-Related Items or if approval of the Joint Election has been withdrawn by HMRC, he or she will not be entitled to exercise this Option or receive any benefit in connection with the Options unless and until he or she enters into a Joint Election, and no Shares will be issued or delivered to the Optionee under the Plan, without any liability to the Company or the Employer.

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN

Important Note on the Joint Election to Transfer
Employer National Insurance Contributions

As a condition of participation in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”) and the exercise of any stock option (“Option”) that may be granted to the Optionee by Trimble Navigation Limited (the “Company”), the Optionee is required to enter into a joint election to transfer to him or her any liability for employer secondary Class 1 National Insurance contributions (the “Employer’s Liability”) that may arise in connection with any Option granted to the Optionee by the Company under the Plan (the “Joint Election”).
If the Optionee does not agree to enter into the Joint Election, any grant of an Option will be worthless as the Optionee will not receive any benefit in connection with the Option.
By entering into the Joint Election:
•The Optionee agrees that any Employer’s Liability that may arise in connection with or pursuant to the Option (and the acquisition of Shares) or other taxable events in connection with the Option will be transferred to the Optionee; and
•The Optionee authorises the Company and/or the Employer to recover an amount sufficient to cover this liability by any of the means set forth in the Option Agreement and/or the Joint Election.
•The Optionee acknowledges that even if the Optionee has electronically entered into the Joint Election by accepting the Option Agreement through the Company’s online acceptance procedures, the Company or the Employer may still require the Optionee to sign a paper copy of this Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.
By accepting the Option Agreement through the Company’s online acceptance procedures with the Company’s designated broker/third party administrator for the Plan
(or by signing the Joint Election, if applicable),
the Optionee is agreeing to be bound by the terms of the Joint Election.

Please read the terms of the Joint Election carefully before accepting the terms of the Option Agreement and the Joint Election.

Please keep a copy of the Joint Election for your records.
TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED 2002 STOCK PLAN
Election To Transfer the Employer’s National Insurance Liability to the Employee
This Election is between:

A.
The individual who has obtained authorised access to this Joint Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive options pursuant to the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”), and

B.
Trimble Navigation Limited, at 935 Stewart Drive, Sunnyvale, California 94085, U.S.A. (the “Company”), which may grant options under the Plan and is entering into this Joint Election on behalf of the Employer.

1.Introduction

1.1	This Joint Election relates to any option granted to the Employee under the Plan on or after January 1, 2013 up to the termination date of the Plan.

1.2	In this Joint Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means, in relation to the Plan:

(i)	the acquisition of securities pursuant to options (within section 477(3)(a) of ITEPA);

(ii)	the assignment (if applicable) or release of options in return for consideration (within section 477(3)(b) of ITEPA);

(iii)	the receipt of a benefit in connection with the options, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA);

(iv)	post-acquisition charges relating to the options and/or shares acquired pursuant to the options (within section 427 of ITEPA); and/or

(v)	post-acquisition charges relating to the options and/or shares acquired pursuant to the options (within section 439 of ITEPA).

(b)    “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)    “SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3
This Joint Election relates to the Employer’s Liability which may arise on the occurrence of a Chargeable Event in respect of the options pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.    The Election
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that by signing the Joint Election or by accepting the Option Agreement through the Company’s online acceptance procedures with the Company’s designated broker/third party administrator for the Plan, he or she will become personally liable for the Employer’s Liability covered by this Joint Election. This Joint Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.
3.    Payment of the Employer’s Liability

3.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)
by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive pursuant to the options, the proceeds of which must be delivered to the Employer in sufficient time for payment to be made to HMRC by the due date; and/or

(iv)	through any other method as set forth in the applicable Option Agreement entered into between the Employee and the Company.

3.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the options until full payment of the Employer’s Liability is received.

3.3
The Company agrees to remit the Employer’s Liability to Her Majesty’s Revenue & Customs (“HMRC”) on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days if payments are made electronically).

4.    Duration of Election

4.1
The Employee and the Company agree to be bound by the terms of this Joint Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2	This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HMRC withdraws approval of this Joint Election; or

(iv)	after due payment of the Employer’s Liability in respect of the Plan to which this Joint Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee
The Employee acknowledges that by signing the Joint Election below or by accepting the Option Agreement through the Company’s online acceptance procedures with the Company’s designated broker/third party administrator for the Plan, the Employee agrees to be bound by the terms of this Joint Election.
_____________________________
Signature
_____________________________
Employee Name
_____________________________
Date
Acceptance by the Company
The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Joint Election, the Company agrees to be bound by the terms of this Joint Election.
Signed for and on behalf of the Company
[please insert electronic signature]
[please insert title]
[please insert date]

SCHEDULE OF EMPLOYER COMPANIES

The following are employer companies to which this Joint Election may apply:

Trimble Navigation Europe Limited

Registered Office:	Trimble House Meridian Office Park, Osborn Way Hook Hants RG27 9HX
Company Registration Number:	21367293
Corporation Tax District:
Corporation Tax Reference:
PAYE Reference:

Trimble MRM Limited

Registered Office:	1 Bath Street Ispswich IP2 8SD
Company Registration Number:	04069823
Corporation Tax District:
Corporation Tax Reference:
PAYE Reference: